STERLING GROUP VENTURES INC.

OTC BB Symbol: SGGV	January 22, 2004

Sterling Group Acquires Lithium Deposits in China

Sterling Group Ventures Inc. (the “Company”) is pleased to announce that it has signed an agreement to acquire Micro Express Ltd. effective January 20, 2004 and will issue 25 million shares as a result of the transaction. Micro Express has signed one development agreement and two letters of intent to explore and develop 2 other lithium deposits.

Micro Express signed an agreement with Sichuan Province Mining Ltd. to develop the Jiajika lithium property in Kangding County of Sichuan Province, China on September 10, 2003. Sichuan Province Mining Ltd. is partly controlled by the Sichuan Bureau of Geology and Mineral Development of Sichuan Province which has a 40% interest.

The Jiajika lithium property is located 70 km from Kangding County and 440 km from Chengdu city, the capital of Sichuan Province. It is the largest lithium mineral property in China, which is estimated to account for 43.3% of Chinese lithium minerals. The type of deposit is granite pegmatite. The property was explored by Ganzi Geological Brigade, No. 404 Geological Brigade and No. 108 Geological Brigade of Sichuan Province separately from 1959 to 1992. The exploration works include 25,691 meters of drilling and 55,155 m3 of trenching. There are 74 lithium-bearing veins in the property. The property hosts 1.03 million tonnes of Li2O (Lithium oxide) grading 1.28%. Proven reserve is 0.49 million tonnes of Li2O according to Chinese audit report conducted by Sichuan Province Minerals Reserve Committee of China. Other reserves in the property include 16,571 tonnes of BeO (Beryllium oxide) with grade 0.048%, 4,628 tonnes of Nb2O5 (Niobium oxide) with grade 0.0127%, and 2,046 tonnes of Ta2O5 (Tantalum oxide) with grade 0.0074%. The contained metal value is estimated at around US $8 billion.

The property is located at 4,370 to 4,460 meters above sea level. The landform is flat and the property can be mined using open pit method. The ratio of overburden is 0.25:1. The lithium rock (spodumene) can be processed easily. Using gravity and magnetic methods, the concentrate containing 6.09% of Li2O can be processed and the recovery of Li2O is estimated to be 84% according to Beijing Non-ferric Metal Research and Design Institute.

The Company will start revising its feasibility study as well as environmental impact study when the mining permit is issued, which is expected in short order.

On September 15, 2003, a letter of intent was signed with Dao County of Hunan Province of China to develop the Daoxian lithium – rubidium property located at 45 km from Dao County. The exploration works completed include 5,284 meters of drilling and 4,366 m3 of trenching. The property is estimated to contain 0.39 million tonnes of Li2O with grading 0.552%.

The Company is currently evaluating Daoxian project and will take samples for further metallurgical tests.

On December 28, 2003, a second letter of intent was signed with Lushi Guanpo Minerals Development Ltd. (“Lushi”) of Henan Province of China to earn more than 90% of the project by taking the project into the production. The property is estimated to contain 200,000 tonnes of Li2O with grading 1%. The concession is about 100 square km and has a large potential to increase the resources of lithium. The property has excellent infrastructure. The elevation of the property is about 800 meters above sea level. The landform is flat and the property can be mined year round. Currently, Lushi holds three mining permits and has approvals from the Henan provincial government and central government of China.

The Company will start to negotiate the joint venture contract with Lushi immediately. The joint venture Company is expected to be set up early this year in Henan province of China. Lushi will transfer the mining permits to the joint venture Company.

Lithium prices have climbed steadily since the 1970’s mainly because the main industries that use lithium only count it as one small component of the total cost of the products. Also lithium is the lightest of all metals with a density of about half of all metals and a good conductivity of heat and electricity which have lent itself to a variety of increasing applications commercially. The consumption of lithium is only 4 lbs per capita in China compared with 21 lbs in the US. Growth of the lithium market has consistently remained between 2-5% over recent years according to Roskill Information Service and they predict this trend will continue in the future and a bright outlook for lithium. The lithium market is highly concentrated with just a few players such as Australia and Chile and they account for about 51% of world production. Over the past five years, China’s lithium production has declined and is estimated to account for around 14% of world production.

The Company is also pleased to make the following appointments:

Mr. Raoul N. Tsakok as Chairman of Sterling Ventures. Mr. Tsakok has been in the investment management business for over 30 years. He holds an MBA degree and is a Chartered Financial Analyst (CFA).

Mr. Xuxin (Richard) Shao as President of Sterling Ventures. Mr. Shao was born and educated in China. He received his degrees from engineering schools in China, specializing in mineral processing. Between his Bachelor and Ph.D. degrees, he held a research engineer position with the Chemical Mines Design and Research Institute of the Ministry of Chemical Industry in Lianyun Harbour, Jiangsu, China. During his graduate studies at the China University of Mining and Technology, he conducted research on phosphate flotation using interfacial, colloidal and solution chemical theories and authored and coauthored more than 50 research reports and publications on this and other related subjects. After receiving his Ph.D. in 1990 from China University of Mining and Technology, Mr. Shao taught as an associate Professor and was acting Department Head in Mineral Processing at the China University of Mining and Technology for six years.

In 1996, Mr. Shao accepted a position as Research Scientist for the Center for Applied Energy Research at the University of Kentucky in cooperation with the Department of Energy of the US Federal Government. Since 1998, Dr. Shao has worked as an advisor to a number of companies in the evaluation and processing of minerals in North America and China.

Mr. Patrick Chan as Director. Mr. Chan was born in Hong Kong and graduated from McGill University with a Bachelor of commerce degree in accounting and finance. He has more than 25 years of accounting and corporate finance experience in both North America and in Asia. Besides being a Chartered Accountant (CA), Mr. Chan is also a Fellow of the Hong Kong Society of Accountants (FHKSA). He was the partner in charge of Coopers and Lybrand Mergers and Acquisitions Group (now PriceWaterhouse Coopers) and left his practice in Toronto, Canada in 1993 to pursue operational and merchant banking opportunities in Asia and in The Peoples’ Republic of China. At present, Patrick is a senior member of the management team of a premier PRC beverage and consumer products company. In his career, Mr. Chan has served as a board of director member of listed companies and has provided corporate finance and strategic advice to many North America and Asian based public and private companies.

Mr. James M. Hutchison has resigned as secretary, Chief Financial Officer and director of the Company and Mr. Brian Doutaz has resigned as President and Chief Executive Officer.

SAFE HARBOUR STATEMENT

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Safe Harbor Statement under the United States Private Securities Litigation Reform Act of 1995: Except for the statements of historical fact contained herein, the information constitutes “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995. Such forward looking statements, including but not limited to those with respect to the price of lithium, niobium, beryllium, and tantalum, the timing and amount of estimated production, costs of production, reserve determination and reserve conversion rates, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among others, risks relating to the integration of the acquisition, risks relating to international operations, risks relating to joint venture operations, the actual results of current exploration activities, the actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of lithium, beryllium, niobium, tantalum, and other metals, as well as those factors affecting the mineral industry. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should no place undue reliance on forward-looking statements.

Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding reserves have been based on audits conducted under Chinese methods of calculation.

ON BEHALF OF THE BOARD OF DIRECTORS

(Signed)
Brian Doutaz, Director

For further information, please check the company website: www.sterlinggroupventures.com or contact:

Raoul Tsakok, Chairman	or	Richard Shao, President
Phone: (604) 290-0008	Fax: (604) 408-8515